Document Security Systems Reports First Quarter of 2014 Financial Results

ROCHESTER, NY—May 13, 2014 — Document Security Systems, Inc. (NYSE MKT: DSS), (DSS), a leader in anti-counterfeiting and authentication solutions, reported results for the first quarter ending March 31, 2014.

Q1 2014 Operational Highlights

•	Completed consolidation of printing and packaging facilities into a single location, which resulted in cost savings beginning in the first quarter of 2014.

•	Received $3.0 million in financing from an intellectual property funding source, which the company used in part to fund the purchase of complementary IP assets that supports roll-out of AuthentiGuard.

•	Received nationwide coverage of AuthentiGuard® on Fox Television during a guest spot and live demonstration on Fox and Friends.

•	Filed a patent infringement lawsuit against Samsung Electronics Co., Taiwan Semiconductor Corporation, and NEC Corporation of America and others, alleging infringement of patents related to semiconductor manufacturing. DSS acquired these patents in 2013 to support development of proprietary hardware and peripherals, including devices running AuthentiGuard, its patented iPhone application for authentication.

Q1 2014 Financial Highlights

Revenue for the first quarter of 2014 totaled $3.6 million versus $3.8 million for the same year-ago quarter. The decrease was primarily due to the timing of several packaging orders that slipped from March to April.

Printed product revenue, which includes sales of packaging, printing and plastics, totaled $3.2 million, a decrease of 4% from $3.3 million in the same year-ago period. Technology sales, services and licensing revenues totaled $464,000, a decrease of 5% from $491,000 in the year-ago period.

Cost of goods sold, excluding depreciation and amortization, totaled $2.2 million, which was flat with the year-ago period.

Operating expenses totaled $6.6 million, an increase of 36% from $4.8 million in the same year-ago period. The increase was primarily due to higher compensation costs, professional fees and amortization expenses related to the company’s Technology Management division from the acquisition of Lexington Technology Group (LTG) in July 2013. The Technology Management expenses were not a component of the comparable year-ago period.

Adjusted EBITDA loss, a non-GAAP metric the company defines as earnings before interest, taxes, depreciation, amortization, and stock based compensation, as well as other non-recurring items, including professional fees and stock-based compensation related to the company’s merger with LTG, totaled $1.1 million compared to an adjusted EBITDA loss of $398,000 in the first quarter of 2013 (see further discussion about the use of adjusted EBITDA, below). Net Loss totaled $3.1 million or $(0.07) per basic and diluted share, as compared to a net loss of $1.1 million or $(0.05) per basic and diluted share in the first quarter of 2013. The increase was primarily due the company’s higher expense base as a result of its merger with LTG.

As of March 31, 2014, the company had $3.4 million in cash and restricted cash compared to $2.5 million at the end of the prior quarter. The increase reflects the receipt of $3.0 million in third-party funding, offset by $750,000 in IP investments along with the use of cash for operations.

Management Commentary

“While first quarter revenue was lower than expected due to the timing of a several packaging orders that slipped from March to April, our expectations for our Printed Products group in 2014 remain intact,” noted Jeff Ronaldi, CEO of DSS. “Despite this timing issue, our Printed Products group continued to produce strong positive adjusted EBITDA results, which is an integral component of our corporate strategy.”

“During the first quarter we also continued to make progress with our IP strategy,” continued Ronaldi. “We raised capital by leveraging the strength of our existing patent assets. In addition to bolstering our balance sheet with these proceeds, we were then able to acquire another strategic and robust patent portfolio in April. This new portfolio significantly expands our hardware IP, while providing additional freedom to advance the roll-out of AuthentiGuard.

“Our progress with product sales and IP activities highlights the benefits of our multi-tiered business model, which is designed to provide a stable stream of revenue and profits from product sales as we pursue numerous opportunities for IP monetization.”

Conference Call

DSS management will hold a conference call later today (Tuesday, May 13, 2014) to discuss these results. The company’s CEO Jeff Ronaldi and CFO Phil Jones will host the presentation, followed by a question and answer period.

Date: Tuesday, May 13, 2014

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in: (877) 407-9210

International dial-in: (201) 689-8049

Conference ID: 13582144

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website at www.dsssecure.com.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at (949) 574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through May 27, 2014.

U.S. replay dial-in: (877) 660-6853

International replay dial-in: (201) 612-7415

Replay ID: 13582144

About Document Security Systems

Document Security Systems, Inc.’s (NYSE MKT: DSS) products and solutions are used by governments, corporations and financial institutions to defeat fraud and to protect brands and digital information from the expanding world-wide counterfeiting problem. DSS technologies help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications, brand packaging and websites.

DSS continually invests in research and development to meet the ever-changing security needs of its clients and offers licensing of its patented technologies through its subsidiary, DSS Technology Management, Inc.

For more information on the AuthentiGuard Suite, please visit www.AuthentiGuard.com

For more information on DSS and its subsidiaries, please visit www.DSSsecure.com.

To follow DSS on Facebook, click here.

For More Information

Investor Relations

Document Security Systems

(585) 325-3610

Email: ir@documentsecurity.com

Forward-Looking Statements

Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company’s plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as “believes,” “anticipates,” “expects,” “plans,” “intends” and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, those disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission. Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

FINANCIAL TABLES FOLLOW

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013	% change
Revenue
Printed products	$3,164,000	$3,279,000	-4%
Technology sales, services and licensing	464,000	491,000	-5%
Total revenue	$3,628,000	$3,770,000	-4%

Costs and expenses
Cost of goods sold, exclusive of depreciation and amortization	$2,198,000	$2,208,000	0%
Sales, general and administrative compensation	1,290,000	1,135,000	14%
Depreciation and amortization	1,313,000	225,000	484%
Professional fees	540,000	414,000	30%
Stock based compensation	547,000	341,000	60%
Sales and marketing	171,000	82,000	109%
Rent and utilities	184,000	157,000	17%
Other operating expenses	212,000	222,000	-5%
Research and development	114,000	58,000	97%
Total costs and expenses	$6,569,000	$4,842,000	36%

Operating loss	(2,942,000)	(1,072,000)	174%

Other expenses
Interest expense	(75,000)	(44,000)	70%
Amortizaton of note discount	(17,000)	(11,000)	55%
Foreign currency translation loss	(16,000)	-	100%
Other expense, net	(108,000)	(55,000)	96%

Loss before income taxes	(3,050,000)	(1,125,000)	171%

Deferred tax expense, net	5,000	5,000	0%
Net loss	$(3,055,000)	$(1,132,000)	170%

Earnings per share:
Basic	$(0.07)	$(0.05)	40%
Diluted	$(0.07)	$(0.05)	40%

Shares used in computing earnings per share:
Basic	41,923,987	21,708,550	93%
Diluted	41,923,987	21,708,550	93%

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
As of
	March 31, 2014	December 31, 2013
	(Unaudited)

ASSETS

Current assets:
Cash	$2,941,874	$1,977,031
Restricted cash	500,000	500,000
Accounts receivable, net of allowance
of $60,000 ($60,000- 2013)	1,151,504	2,149,123
Inventory	1,221,345	834,979
Prepaid expenses and other current assets	546,469	403,107
Deferred tax asset, net	223,323	223,323
Total current assets	6,584,515	6,087,563

Property, plant and equipment, net	5,330,474	5,157,852
Investments and other assets	12,284,289	11,448,008
Goodwill	15,046,197	15,046,197
Other intangible assets, net	28,489,633	29,602,591

Total assets	$67,735,108	$67,342,211

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,335,305	$1,421,765
Accrued expenses and other current liabilities	1,356,249	1,455,629
Revolving lines of credit	-	158,087
Short-term debt	-	824,857
Current portion of long-term debt, net	596,699	613,488

Total current liabilities	3,288,253	4,473,826

Long-term debt, net	6,680,423	3,087,358
Other long-term liabilities	346,509	27,566
Deferred tax liability, net	1,369,184	1,364,447

Commitments and contingencies

Stockholders' equity
Common stock, $.02 par value; 200,000,000 shares authorized, 49,503,954 shares issued and outstanding
(49,411,486 on December 31, 2013)	990,079	988,230
Additional paid-in capital	99,335,399	97,790,426
Accumulated other comprehensive loss	(37,509)	(27,566)
Accumulated deficit	(47,917,230)	(44,862,076)
Non-controlling interest in subsidiary	3,680,000	4,500,000
Total stockholders' equity	56,050,739	58,389,014
Total liabilities and stockholders' equity	$67,735,108	$67,342,211

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 31,
(Unaudited)

	2014	2013

Cash flows from operating activities:
Net loss	$(3,055,154)	$(1,131,585)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	1,313,371	225,121
Stock based compensation	547,142	340,601
Amortization of note discount and note premium, net	17,367	11,058
Change in deferred tax provision	4,737	4,737
Foreign currency translation loss	16,420	-
Decrease (increase) in assets:
Accounts receivable	997,619	315,074
Inventory	(386,366)	(51,886)
Prepaid expenses and other assets	(183,468)	(131,885)
Increase (decrease) in liabilities:
Accounts payable	(86,453)	26,176
Accrued expenses and other liabilities	326,700	45,258
Net cash used by operating activities	(488,086)	(347,331)

Cash flows from investing activities:
Purchase of equipment and building improvements	(134,373)	(17,527)
Purchase of investments	(750,000)	-
Purchase of intangible assets	(39,126)	-
Net cash used by investing activities	(923,499)	(17,527)

Cash flows from financing activities:
Net payments on revolving lines of credit	(158,087)	(238,240)
Payments of long-term debt	(156,485)	(83,387)
Borrowings of long-term debt	2,691,000	-
Payments of capital lease obligations	-	(4,710)
Net cash provided (used) by financing activities	2,376,428	(326,337)

Net increase (decrease) in cash	964,843	(691,195)
Cash beginning of period	1,977,031	1,887,163

Cash end of period	$2,941,874	$1,195,968

About the Presentation of Adjusted EBITDA

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by the Company by adding back to net income (loss) interest, income taxes, depreciation and amortization expense as further adjusted to add back stock-based compensation expense and non-recurring items, such as costs related to the Company’s merger with Lexington Technology Group. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing its financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management. The Company considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes and non-recurring items such as costs related to the Company’s merger with Lexington Technology Group, all of which impact the Company's profitability and operating cash flows, as well as depreciation, amortization and stock-based compensation. The Company believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income and loss presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. The following is a reconciliation of net loss to Adjusted EBITDA loss:

	Three Months Ended March 31
	2014	2013	% change
	(unaudited)	(unaudited)

Net Loss	$(3,055,000)	$ (1,132,000)	170%
Add back:
Depreciation & Amortization	1,313,000	225,000	484%
Stock based compensation	547,000	341,000	60%
Interest expense	75,000	44,000	70%
Amortization of note discount & foreign currency translation loss	34,000	11,000	209%
Income Taxes	5,000	5,000	0%
Professional fees and other costs incurred in conjunction with the Merger with Lexington Technology Group	-	108,000	-100%

Adjusted EBITDA	(1,081,000)	(398,000)	-172%

Adjusted EBITDA, by group (unaudited)

Printed Products	$283,000	$318,000	-11%
Technology Management	(468,000)	(188,000)	149%
Corporate, less Merger costs	(896,000)	(528,000)	70%

	(1,081,000)	(398,000)	-172%